SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2016

Date of Report (Date of earliest event reported)

FBR & CO.

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction

of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1300 North Seventeenth Street

Arlington, VA 22209

(Address of Principal Executive Office) (Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Director Matters

On February 10, 2016, the Board of Directors of FBR & Co. (the “Company”) acting in accordance with the Company’s Amended and Restated Bylaws elected Allison M. Leopold Tilley to the Board effective February 10, 2016. Ms. Leopold Tilley election fills a vacancy on the Board of the Company. In connection with Ms. Leopold Tilley’s election to and service on the Board, she is being granted a total of 2,500 shares of Restricted Stock of the Company and options valued at $28,125, representing the pro-rated adjustment of the equity portion of her annual Board compensation, under the Company’s 2006 Long-Term Incentive Plan. The balance of her Board compensation will be paid in accordance with the Company’s board compensation policies as set forth in its Definitive Proxy Statement. Ms. Tilley’s committee assignments have not been determined at the time of this filing.

The full text of the Company’s press release is attached hereto as Exhibit 99.1.

On February 10, 2016, the Board of Directors (the “Board”) of the Company appointed Mark R. Patterson to the Board’s Audit Committee and its Compensation Committee.

(e)	Certain Awards

Retention Program

On February 10, 2016, FBR & Co. (the “Company”) granted awards under a retention and incentive arrangement approved by the Board of Directors that is designed to further the long-term growth of the Company by providing long-term incentives in respect of the Company’s common stock and other equity interests and assets related to the business of the Company and to assist the Company in retaining key employees of experience and ability (the “Retention Program”). Richard J. Hendrix, the President and Chief Executive Officer of the Company, Bradley J. Wright, the Chief Financial Officer of the Company, and the other Named Executive Officers will participate in the Retention Program, along with 44 other key employees.

An award under the Retention Program represents an interest in the Award Pool established under the Retention Program. The Award Pool consists of a fixed number of shares of Company restricted common stock units (“RSU Pool”) drawn from the shares available under the Company’s 2006 Long-Term Incentive Program (“Stock Plan”) and a specified pool of securities (and the proceeds of those securities and any replacement securities) (“Asset Pool”), which will be issued, held or paid by the Company for the benefit of the participants in the Retention Program. Each participant in the Retention Program has been allocated an interest in the aggregate Award Pool. Because the number of Participants is fixed at the outset of the Retention Program, and the aggregate Award Pool is likewise fixed, any forfeiture of awards by participants who cease to be employed by the Company will result in the remaining Participants being entitled to a proportionately larger share of the Award Pool assuming that they remain employed through the vesting date or as otherwise specified in the Retention Program. The aggregate number of RSUs subject to the Retention Program is 167,426, and the fair market value of the Asset Pool as of February 10, 2016, was approximately $2,765,938.

Under the Retention Program, and subject to accelerated vesting in certain limited circumstances, awards will vest if the employee participant remains employed by the Company as of the fourth anniversary following the date of the award. In general, the Company will (1) satisfy the obligations in respect of an Asset Pool award by paying cash and/or delivering assets from the Asset Pool with an aggregate “fair market value” (as defined in the Retention Program) equal to the portion of the Asset Pool in respect of each Asset Pool award, and (2) issue shares of Company common stock (or, in the discretion of the Compensation Committee of the Board of Directors, a cash payment based on the per share “fair market value” (as defined in the Stock Plan)) in settlement of the vested RSU Pool awards. The foregoing description of the Retention Program is qualified in its entirety by reference to the Retention Program and to the related award letter and restricted stock unit agreement filed as Exhibits hereto, and to the Stock Plan, which has been previously filed by the Company.

Under the Retention Program, awards to the Named Executive Officers were as follows: (1) Richard J. Hendrix, the Company’s Chairman, President and Chief Executive Officer received an award valued at approximately $250 thousand, including an RSU grant from the RSU Pool valued at approximately $125 thousand and an award of the Asset Pool valued at approximately $125 thousand; (2) Bradley J. Wright, the Company’s Executive Vice President and Chief Financial Officer, received an award valued at approximately $250 thousand, including an RSU grant from the RSU Pool valued at approximately $125 thousand and an award of the Asset Pool valued at approximately $125 thousand; (3) Adam J. Fishman, the Company’s Executive Vice President and Head of Institutional Brokerage received an award valued at approximately $250 thousand, including an RSU grant from the RSU Pool valued at approximately $125 thousand and an award of the Asset Pool valued at approximately $125 thousand; (4) Kenneth P. Slosser, the Company’s Executive Vice President and Head of Investment Banking received an award valued at approximately $250 thousand, including an RSU grant from the RSU Pool valued at approximately $125 thousand and an award of the Asset Pool valued at approximately $125 thousand; and (5) James C. Neuhauser, the Company’s Executive Vice President and Chief Investment Officer, received an award valued at approximately $100 thousand, including an RSU grant from the RSU Pool valued at approximately $50 thousand and an award of the Asset Pool valued at approximately $50 thousand.

Incentive Program

On February 9, 2016, the Compensation Committee approved the terms and conditions of an annual incentive program under which certain of the Company’s executive officers may earn annual incentive compensation for 2016 (the “2016 Incentive Compensation Program”). Under the 2016 Incentive Compensation Program, each participating officer is eligible to receive incentive bonus compensation for 2016 under the Company’s Stock Plan based on the Company’s annual revenue, subject to achievement of a minimum level of annual revenue for the year. The terms of the 2016 Incentive Compensation Program designate the percentage of annual revenue that may be paid out under the qualified performance-based awards to any individual participant, and the maximum percentage of annual revenue that may be paid out under the awards to all of the participants as a group. The amounts payable under the qualified performance-based awards may be reduced in the discretion of the Compensation Committee based on performance. Mr. Hendrix, Mr. Wright, Mr. Fishman, Mr. Slosser and Mr. Neuhauser are eligible to participate in the annual incentive program.

2015 Bonus Awards

On February 10, 2016, upon approval of the Compensation Committee and the Board of Directors, the Company granted the following 2015 bonus awards to the following named executive officers of the Company: (1) Mr. Hendrix, a cash award of $200,000; (2) Mr. Wright, a cash award of $100,000; (3) Mr. Fishman, a cash award of $150,000; (4) Mr. Slosser, a cash award of $150,000 and (5) Mr. Neuhauser, a cash award of $75,000.

The matters set forth in this Current Report on Form 8-K will be more fully described in the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Stockholders

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2016 the Board of the Company approved an amendment to the Bylaws of the Company setting the number of current directors at eight. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

3.1	Amended and Restated Bylaws of FBR & Co.

10.01	2016 Retention and Incentive Plan

10.02	Form of Award Letter under FBR & Co. 2016 Retention and Incentive Plan

10.03	Form of Restricted Stock Unit Award Agreement evidencing awards under the FBR & Co. 2016 Retention and Incentive Plan

99.1	FBR & Co. press release dated February 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.

Date: February 12, 2016	By:	/s/ Bradley J. Wright
Bradley J. Wright
Executive Vice President and Chief Financial Officer